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                                                    January 24, 1994


Antonino Fernandez R.
Grupo Modelo, S.A. de C.V.
Campos Eliseos 400
11000 Mexico, D.F.

Dear Don Antonino:

This letter shall serve to confirm the understanding and agreement between A-B and the Controlling Shareholders regarding Section 5.5 of the Investment Agreement, which reads as follows:

      "5.5  Election of A-B Director.  The Controlling Shareholders shall be
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            entitled to designate a G-Modelo director for election to the A-B
            Board of Directors. Following such designation, A-B will use its best efforts to nominate and cause such designee to be elected to the A-B Board of Directors at the Annual Meeting of Shareholders of A-B next succeeding such designation and to continue to nominate and cause such a designee to be elected for so long as the Investor owns ten percent or more of the total outstanding shares of G-Modelo capital stock."

It is acknowledged and agreed that Anheuser-Busch fulfilled its obligations under Section 5.5 when Pablo Aramburuzabala was appointed to the A-B Board as a Class I Director, with a term continuing until the Annual Meeting of Shareholders in 1995. A-B will use its best efforts to cause Pablo Aramburuzabala (or another designee of the Controlling Shareholders) to be nominated and elected to the A-B Board at the Annual Meeting of Shareholders in 1995 and future years as long as the Investor owns ten percent or more of the total outstanding shares of G-Modelo capital stock.

Capitalized terms used in this letter shall have the meanings given such terms in the Investment Agreement.

Please indicate the Controlling Shareholders' agreement with the foregoing by signing and returning the attached copy.

Sincerely,

ANHEUSER-BUSCH COMPANIES, INC.

S/JOHN H. PURNELL
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John H. Purnell, Vice President and Group Executive

ACKNOWLEDGED AND AGREED as of the date above.


S/ANTONINO FERNANDEZ R.
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Antonino Fernandez R., on behalf of
the Controlling Shareholders